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                                                                    Exhibit 23.1

Coopers & Lybrand Letterhead


                         CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Employee Stock Purchase Plan, 1996 Equity Incentive Plan, Stock Option Plan for Non-Employee Directors and Management Bonus Plan of Interstate Hotels Company (File Nos. 333-19307, 333-29457, 333-29461 and 333-29459, respectively) of our report dated February 11, 1998, except for Note 21, as to which the date is March 1, 1998, and except for Note 3, as to which the date is March 30, 1998, on our audits of the consolidated financial statements as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                                    /s/ COOPERS & LYBRAND L.L.P.


         600 Grant Street
         Pittsburgh, Pennsylvania
         March 30, 1998